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                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.

                        Computation of Earnings Per Share
                          Three Months Ended June 30,

                                                                             2000
                                                       ----------------------------------------------
                                                         INCOME             SHARES          PER-SHARE
                                                       (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                       -----------       -------------      ---------
Net earnings                                           $   311,000
   Dividends paid on preferred stock of subsidiary          (2,000)
                                                       -----------
   Net earnings available to common shareholders       $   309,000
                                                       ===========
Basic and diluted earnings per share                   $   309,000         4,330,654         $ 0.07
                                                       ===========         =========         ======

                                                                             1999
                                                       ----------------------------------------------
                                                         INCOME             SHARES          PER-SHARE
                                                       (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                       -----------       -------------      ---------
Net earnings                                           $ 1,155,000
   Dividends paid on preferred stock of subsidiary          (2,000)
                                                       -----------
   Net earnings available to common shareholders       $ 1,153,000
                                                       -----------
   Basic and diluted earnings per share                $ 1,153,000         4,625,403          $ 0.25
                                                       ===========         =========          ======


                        Computation of Earnings Per Share
                            Six Months Ended June 30,

                                                                             2000
                                                       ----------------------------------------------
                                                         INCOME             SHARES          PER-SHARE
                                                       (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                       -----------       -------------      ---------
Net earnings                                            $724,000
   Dividends paid on preferred stock of subsidiary        (2,000)
                                                        --------
   Net earnings available to common shareholders        $722,000
                                                        ========
   Basic and diluted earnings per share                 $722,000           4,320,723          $0.17
                                                        ========           =========          =====

                                                                             1999
                                                       ----------------------------------------------
                                                         INCOME             SHARES          PER-SHARE
                                                       (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                       -----------       -------------      ---------
Net earnings                                           $1,495,000
   Dividends paid on preferred stock of subsidiary         (4,000)
                                                       ----------
   Net earnings available to common shareholders       $1,491,000
                                                       ==========
   Basic and diluted earnings per share                $1,491,000          4,883,033          $0.31
                                                       ==========          =========          =====